FOR RELEASE AT 6AM PACIFIC	Exhibit 99.1

NOT FOR DISSEMINATION IN THE UNITED STATES

Stockgroup Announces Restricted Private Placement

Proceeds to Support Company Growth

(TORONTO) August 28, 2006 – Stockgroup Information Systems Inc. (OTCBB: SWEB, TSX-V: SWB) announced today that it has arranged a non-brokered private placement with directors and senior management. The purpose of the private placement is to provide the board of directors and senior management team with an opportunity to invest further in the Company. The proceeds of the private placement will be used to support corporate development.

This placement consists of 1,166,666 units. A unit comprises one common share of the Company and one warrant share. The issue price is US$0.30. The warrant share entitles the holder to purchase one common share of the Company at US$0.40 at any time until the close of business within twenty-four months from the issue of the warrant.

This offering will be made pursuant to the applicable private placement prospectus exemptions in Canada. All shares issued pursuant to this private placement will be restricted under both United States and Canadian securities laws. The Company has not undertaken any registration rights agreements with respect to this private placement.

“We are pleased to announce that 10 members of our board and senior management team are further demonstrating their commitment to Stockgroup’s success by financially participating in this offering. Our team is dedicated, focused and aligned to building Stockgroup and creating long-term shareholder value,” stated Marcus New, Stockgroup President and CEO.

The closing of the private placement is subject to TSX Venture Exchange acceptance.

About Stockgroup Information Systems Inc.

Stockgroup™ is a leading financial media company that licenses client portfolio products and web-based financial content to retail investment institutions, designed to increase customer retention and profitability. Top brokerage firms use Stockgroup products to differentiate their brands and develop stronger, more profitable client relationships. Stockgroup owns and operates StockHouse.com, an online financial portal that hosts the BullBoards™ message board – Canada’s largest community of active investors. StockHouse.com provides a highly targeted audience and sought-after demographic for advertisers.

To find out more about Stockgroup (OTCBB: SWEB, TSX-V: SWB), visit our website at www.stockgroup.com.

Contact:
Stockgroup Information Systems Inc.

Marcus New, President and CEO

1.800.650.1211

This release contains "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward looking statements." Forward looking statements in this news release include that we have arranged a private placement and that the proceeds will be used for corporate development. The forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Factors which could prevent these statements from coming to fruition include that we may not receive approval for the private placement by regulatory authorities, persons who have agreed to participate in the private placement may not qualify or may not pay the required proceeds, and we may require the proceeds for purposes that are currently unanticipated. More information about potential risk factors that could affect our business is included in the Company’s Form 10-KSB for the year ended December 31, 2005, which are on file with the SEC and available at the SEC website at www.sec.gov. Stockgroup is not obligated to update these forward-looking statements to reflect events or circumstances after the date of this document.

The TSX has neither approved nor disapproved this press release.

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